EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

VOLITIONRX LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Securities to Be Registered
Fees to Be Paid	Equity	Common stock, par value $0.001 per share, underlying the Underwriter Warrants	457(g)	448,500(2)	$2.00(2)	$897,000.00	0.00015310	$137.33
	Equity	Common stock, par value $0.001 per share, underlying the Pre-Funded Warrants	457(g)	3,557,273(3)	$0.001(3)	$3,557.27	0.00015310	$0.54
	Equity	Common stock, par value $0.001 per share, underlying the Series A Warrants and Series B Warrants	457(g)	25,454,546(4)	$0.57(4)	$14,509,091.22	0.00015310	$2,221.34
	Equity	Common stock, par value $0.001 per share, underlying the Placement Agent Warrants	457(g)	381,818(5)	$0.6875(5)	$262,499.88	0.00015310	$40.19
	Equity	Common stock, par value $0.001 per share, underlying the Form A Warrants	457(g)	2,857,389(6)	$0.5722(6)	$1,634,997.99	0.00015310	$250.32
	Equity	Common stock, par value $0.001 per share, underlying the Form B Warrants	457(g)	1,428,693(7)	$0.71525(7)	$1,021,872.67	0.00015310	$156.45

	Equity	Common stock, par value $0.001 per share, underlying the Investor Warrants	457(g)	1,739,087	$0.66(8)	$1,147,797.42	0.00015310	$175.73
	Total Offering Amounts					$19,476,816.44		$2,981.90
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$2,981.90

1

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of the registrant that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)

Consists of up to an aggregate of 448,500 shares of Common Stock that may be issued upon the exercise of the warrants at an exercise price of $2.00 per share issued in accordance with the terms and conditions of that certain underwriting agreement, dated June 1, 2023, with the underwriters thereto

(3)

Consists of up to an aggregate of 3,557,273 shares of Common Stock that may be issued upon the exercise of the warrants at an exercise price of $0.001 per share issued in a registered direct offering in accordance with the terms and conditions of that certain securities purchase agreement, dated August 8, 2024, with the institutional investor thereto.

(4)

Consists of up to an aggregate of 25,454,546 shares of Common Stock that may be issued upon the exercise of the warrants at an exercise price of $0.57 per share issued in a registered direct offering (the “Registered Direct Offering”) in accordance with the terms and conditions of that certain securities purchase agreement, dated August 8, 2024, with the institutional investor thereto.

(5)

Consists of up to an aggregate of 381,818 shares of Common Stock that may be issued upon the exercise of the warrants at an exercise price of $0.6875 per share issued to a placement agent in connection with the Registered Direct Offering.

(6)

Consists of an aggregate of 2,857,389 shares of Common Stock that may be issued upon the exercise of the Form A Warrants at an exercise price of $0.5722 per share issued in a registered director offering pursuant to the terms and conditions of that certain securities purchase agreement, dated December 5, 2024, with the purchasers thereto.

(7)

Consists of an aggregate of 1,428,693 shares of Common Stock that may be issued upon the exercise of the warrants at an exercise price of $0.71525 per share issued in a registered director offering pursuant to the terms and conditions of that certain securities purchase agreement, dated December 5, 2024, with the purchasers thereto.

(8)

Consists of an aggregate of 1,739,087 shares of Common Stock that may be issued upon the exercise of the warrants at an exercise price of $0.66 per share issued in a registered direct offering pursuant to the terms and conditions of that certain securities purchase agreement, dated March 24, 2025, with the purchasers thereto.

2